As filed with the Securities and Exchange Commission on February 10, 1999
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                             U.S. TRUST CORPORATION
             (Exact name of registrant as specified in its charter)

           NEW YORK                                             13-3818952
 (State or other jurisdiction                                (I.R.S. employer
of incorporation or organization)                         identification number)

                              114 WEST 47TH STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 852-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                RICHARD B. GROSS
                      MANAGING DIRECTOR AND GENERAL COUNSEL
                             U.S. TRUST CORPORATION
                              114 WEST 47TH STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 852-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times as may be determined by the Selling Shareholders after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                             ----------------------

                                                 CALCULATION OF REGISTRATION FEE
=========================================================================================================================
           TITLE OF                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
          SHARES TO                AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
      BE REGISTERED (1)           REGISTERED (2)          PER UNIT (3)             PRICE (3)         REGISTRATION FEE
Common Shares, par value $1.00
per share (and associated Rights
to Purchase Series A
Participating Cumulative
Preferred Shares).............        226,476               $73.4375            $16,631,831.25            $4,700
=========================================================================================================================

(1) The associated Rights are presently attached to, and transferable only with, the Common Shares. The value attributable to the Rights (if any) is included in the proposed maximum offering price of the Common Shares.
(2) Represents an estimate of the maximum number of Common Shares that the Selling Shareholders may receive in connection with the purchase of assets and merger described in this Registration Statement.
(3) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee (based on the average of the high and low prices per U.S. Trust Corporation Common Share as reported on the Nasdaq National Market on February 9, 1999).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

RED HERRING TEXT
----------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)
Dated February 10, 1999



                             U.S. TRUST CORPORATION

                              226,476 COMMON SHARES
                             (and associated Rights)




This prospectus relates to an offering by certain shareholders of up to 226,476 Common Shares, par value $1.00 per share, of U.S. Trust Corporation (a New York corporation).


The shares offered by this prospectus are being acquired by the selling shareholders in connection with our acquisitions of Strategic Trading Corporation and Radnor Capital Management, Inc. The selling shareholders have already acquired a part of these shares. Some of the selling shareholders may acquire the remaining shares over time, if conditions relating to the acquisition of Radnor Capital Management are met. U.S. Trust Corporation will not receive any of the proceeds from the sale of the shares.

The selling shareholders have advised us that they propose to offer the shares from time to time and in any of several different ways. These include (1) through brokers in ordinary brokerage transactions, (2) to underwriters or dealers in negotiated transactions or (3) by a combination of these methods of sale. The shares may be offered at fixed prices (which may be changed), at market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices.


U.S. Trust Corporation's Nasdaq National Market symbol is "USTC". On February 9, 1999, the closing price reported on the Nasdaq National Market was $72.9375 per share.


Brokers, dealers and underwriters that participate in the distribution of the shares may be deemed to be underwriters under the Securities Act of 1933. Any discounts or commissions received by them from the selling shareholders (and any profit on the resale of shares by them) may be deemed to be underwriting discounts and commissions under the Securities Act.
The selling shareholders may be deemed to be underwriters under the Securities Act.

--------------------------------------------------------------------------------
:                                                                              :
:  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES     :
:  COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE OFFERED      :
:  UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR       :
:  ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.         :
:                                                                              :
:  THE SECURITIES TO BE OFFERED UNDER THIS PROSPECTUS ARE NOT SAVINGS          :
:  ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION  :
:  AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR    :
:  ANY OTHER GOVERNMENTAL AGENCY.                                              :
:                                                                              :
--------------------------------------------------------------------------------

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 10, 1999.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
The Corporation ............................................................  2
Where You Can Find More Information ........................................  2
Selling Shareholders .......................................................  4
Description of the Rights ..................................................  6
Plan of Distribution .......................................................  6
Use of Proceeds ............................................................  7
Forward-looking Statements .................................................  8
Validity of Common Shares ..................................................  9
Experts ....................................................................  9


                                 THE CORPORATION

U.S. Trust Corporation (the "CORPORATION", "WE" or "OUR") is a bank holding company subject to the federal Bank Holding Company Act of 1956, as amended. Through our subsidiaries, we provide investment and asset management, corporate fiduciary and private banking services to individuals and institutional investors. At September 30, 1998, the Corporation had assets under management of approximately $65 billion. Our principal executive office is located at 114 West 47th Street, New York, New York 10036. Our telephone number is (212) 852-1000, and our Internet address is http://www.ustrust.com.

The Corporation's principal subsidiary is United States Trust Company of New York, a state chartered bank and trust company (the "TRUST COMPANY"). The Trust Company provides trust and banking services to individuals and institutions, including investment management, estate and trust administration, financial planning and corporate trust and agency. The Trust Company is a member bank of the Federal Reserve System and an insured bank of the Federal Deposit Insurance Corporation.

The Corporation's other banking subsidiaries have offices located in California, Connecticut, Florida, New Jersey, Oregon and Texas.


                       WHERE YOU CAN FIND MORE INFORMATION

The Corporation has filed a Registration Statement under the Securities Act of 1933 (the "SECURITIES ACT") that registers the Corporation's Common Shares (and associated preferred stock purchase Rights) offered by this prospectus. (We sometimes refer to these Common Shares and associated Rights collectively as the "SHARES".)

The Registration Statement (including the attached exhibits and schedules) that we filed with the Securities and Exchange Commission (the "COMMISSION") contains additional relevant information about the Corporation and the Shares. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this prospectus.

In addition, we file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"). You may read and copy this information at the following locations of the Commission:


Public Reference Room     New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center           Citicorp Center
Room 1024                        Suite 1300            500 West Madison Street
Washington, D.C.  20549   New York, New York 10048           Suite 1400
                                                    Chicago, Illinois 60661-2511

You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Commission at 1-800-SEC-0330.

The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as the Corporation, who file electronically with the Commission. The address of that site is http://www.sec.gov.

THE COMMISSION ALLOWS US TO "INCORPORATE BY REFERENCE" INFORMATION INTO THIS PROSPECTUS. THIS MEANS THAT WE CAN DISCLOSE IMPORTANT INFORMATION TO YOU BY REFERRING YOU TO ANOTHER DOCUMENT FILED SEPARATELY WITH THE COMMISSION. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission. They contain important information about the Corporation and our financial condition.

   o  Annual Report on Form 10-K for the year ended December 31, 1997.

   o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

   o The description of our Common Shares set forth in our registration statement on Form 10, dated February 9, 1995 (filed pursuant to Section 12 of the Exchange Act), including any amendment or report filed with the Commission for the purpose of updating the description.

   o The description of the Rights associated with our Common Shares set forth in our registration statement on Form 8- A, dated September 5, 1995 (filed pursuant to Section 12 of the Exchange Act), including any amendment or report filed with the Commission for the purpose of updating the description.

This prospectus also incorporates by reference additional documents that we may file with the Commission between the date of this prospectus and the date that the offering of the Shares is terminated. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document from us or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain these documents from us by requesting them in writing or by telephone at the following address:

                       Corporate Communications Department
                             U.S. Trust Corporation
                              114 West 47th Street
                            New York, New York 10036
                            Telephone: (212) 852-1000

We have not authorized anyone to give any information or make any representation about us or this offering that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.


                              SELLING SHAREHOLDERS

The Shares are being offered by the selling shareholders named below (the "SELLING SHAREHOLDERS").

Some of the Selling Shareholders have acquired their Shares as the result of our acquisition, on December 31, 1998, of the assets of Strategic Trading Corporation ("STC"). Each of these Selling Shareholders (the "STC SHAREHOLDERS") is listed below, together with the number of the Corporation's Common Shares he or she owns as of February 10, 1999. All of these shares were acquired in the STC acquisition. Because the STC Shareholders may not sell all (or even any) of their Shares by means of this prospectus, the number each will own after this offering is unknown.


                                                               COMMON SHARES
                 STC SELLING SHAREHOLDERS                  BENEFICIALLY OWNED ON
                                                             FEBRUARY 10, 1999

Mark Caccavo ..................................................     2,658

Robert Garrett, IV ............................................    30,309

Jay Luby ......................................................    20,206

     TOTAL: ...................................................    53,173

Mark Caccavo, Robert Garrett and Jay Luby are now officers of a subsidiary of the Corporation. In connection with the STC acquisition, each of Mr. Garrett and Mr. Luby entered into employment agreements (both of which have five-year terms) with this subsidiary.

The other Selling Shareholders are acquiring their Shares as a result of our acquisition, on January 29, 1999, of Radnor Capital Management, Inc. ("RCM"). Each of these Selling Shareholders (the "RCM SHAREHOLDERS") is listed below, together with the number of the Corporation's Common Shares he or she owns as of February 10, 1999. All of these shares were acquired in the RCM acquisition. Each of the RCM Selling Shareholders may also receive additional Common Shares in connection with the RCM acquisition. These Shares are also being offered by this prospectus, but their total amount (as well as the amount to be offered by each RCM Selling Shareholder) is not certain at this time. Because the RCM Selling Shareholders may receive additional Shares after the date of this prospectus and because they may not sell all (or even any) of the Shares by means of this prospectus, the number each will own after this offering is unknown.


                                                                COMMON SHARES
                     RCM SELLING SHAREHOLDERS              BENEFICIALLY OWNED ON
                                                              FEBRUARY 10, 1999

Pierce Archer ...........................................           6,975

Wheat, First Securities, Inc.
as Custodian for the Pierce Archer IRA ..................           3,371

Robert C. Bodine, Jr ....................................          24,240

Jennifer Byrne ..........................................           2,850

Wheat, First Securities, Inc. ...........................           1,095
as Custodian for the Jennifer Byrne IRA

Jeffrey Dillman .........................................           1,844

Wheat, First Securities, Inc. ...........................             842
as Custodian for the Jeffrey Dillman IRA

Maris A. Ogg ............................................          32,629

Wheat, First Securities, Inc.
as Custodian for the Maris A. Ogg IRA ...................           2,528

Douglas Pyle ............................................           1,836

Berkeley T. Rulon-Miller ................................           2,334

Sam Sparhawk, III .......................................          11,211

Susan Treffeisen ........................................           1,685

Gerhard T. Van Arkel ....................................           3,330

Wheat, First Securities, Inc.
as Custodian for the Gerhard T. Van Arkel IRA ...........           1,685

Dale Weigand ............................................           2,517

Wheat, First Securities, Inc.
as Custodian for the Dale Weigand IRA ...................             632

     TOTAL: .............................................         101,604


As a result of the RCM acquisition, RCM is now our subsidiary. Mr. Archer, Mr. Bodine and Ms. Ogg are officers, and Ms. Ogg is a director of, RCM. In connection with the RCM transaction, each of Mr. Archer, Mr. Bodine, Ms. Byrne, Mr. Dillman, Ms. Ogg, Mr. Pyle, Mr. Sparhawk, Mr. Van Arkel and Mr. Weigand entered into employment agreements (the majority of which have five-year terms) with RCM.

                            DESCRIPTION OF THE RIGHTS

On August 29, 1995, our Board of Directors declared a dividend granting shareholders one "RIGHT" for each outstanding Common Share of the Corporation they owned. We made this distribution to the holders of record of each Common Share outstanding on September 1, 1995. In addition, we issued and will issue one Right with each Common Share issued after that date and before the "DISTRIBUTION DATE" (which is defined below) and with some Common Shares issued after the Distribution Date.

Each Right is essentially an option that, if it becomes exercisable, gives the owner (as registered on the Corporation's books) the ability to purchase from the Corporation one-hundredth (1/100th) of a Series A Participating Cumulative Preferred Share of the Corporation (a "PREFERRED SHARE") at an initial price of $150. However, until the Distribution Date, the Rights (1) cannot be exercised,
(2) will be evidenced by the certificates for Common Shares and not by separate Right Certificates, and (3) will be transferable only with Common Shares. The Rights will expire on September 1, 2005, and we can redeem them before that time.

The "DISTRIBUTION DATE" is defined as the earliest date on which one of the following occurs:

o Any person (other than the 401(k) Plan and ESOP of the Corporation and certain affiliated companies) or group (including any affiliate or associate of such person or group) acquires, or obtains the rights to acquire, beneficial ownership of 20% or more of the Common Shares that are then outstanding; or

o With respect to the potential acquisition by any person (other than the 401(k) Plan and ESOP of the Corporation and certain affiliated companies) of beneficial ownership of 25% or more of the outstanding Common Shares, the tenth day after the date of the earliest to occur of (1) notice of approval under the Bank Holding Company Act of 1956, (2) notice of nondisapproval under the Change in Bank Control Act or (3) the expiration, without a notice of disapproval having been issued, of the prior notification period under the Change in Bank Control Act with respect to a notification thereunder.

The Rights may have the effect of inhibiting or deterring a takeover of the Corporation by another entity. You can find a description of the Rights and the Preferred Shares in our Registration Statement on Form 8-A (the "8-A REGISTRATION STATEMENT") dated September 5, 1995, for the registration of the Rights pursuant to Section 12(g) of the Exchange Act. This prospectus incorporates by reference the information contained in the 8-A Registration Statement.


                              PLAN OF DISTRIBUTION

The Selling Shareholders have advised us that they propose to offer the Shares for sale from time to time and in several different ways. For example, they may make sales:

o    on the Nasdaq Stock Market,

o on another interdealer quotation system or stock exchange on which the Common Shares are quoted or listed at the time,

o    through negotiated transactions or

o otherwise at prices related to prevailing market prices or at negotiated prices.

Alternatively, from time to time, one or more of the Selling Shareholders may offer the Shares through brokers, dealers or agents, who may receive compensation in the form of concessions or commissions from any such Selling Shareholders, agents and/or the purchasers for whom they may act as agent.

If necessary, we will prepare another prospectus to describe the method of sale in greater detail. We do not know of any arrangements that the Selling Shareholders have entered into to sell the Shares as of the date of this prospectus, nor do we know which brokerage firms the Selling Shareholders may select to sell their Shares. In addition, any of the Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than by this prospectus.

The Selling Shareholders and any brokers, dealers or agents that participate in the distribution of the Shares may be considered "underwriters" within the meaning of the Securities Act. If the Selling Shareholders are considered underwriters, any profits on the sale of Shares by them and any associated discounts or commissions may be considered underwriting compensation under the Securities Act. In addition, if a Selling Shareholder is considered an underwriter, such Selling Shareholder may be subject to certain statutory liabilities under the Securities Act, including Sections 11 and 12 of the Securities Act.

The Selling Shareholders and any other person participating in a sale or distribution of Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Certain rules and regulations issued by the Commission under the Exchange Act (including Regulation M and Rule 10b-5) may limit when the Selling Shareholders (or any other person) may sell or purchase the Shares.

In some jurisdictions, the securities laws require that the Shares must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

We will not receive any part of the proceeds from the sale of Shares. We will bear all expenses incurred by us in connection with the registration of the Shares under the Securities Act. Each of the Selling Shareholders will pay his or her own expenses (including brokerage commissions, personal legal fees or similar expenses) in connection with the offering and sale of the Shares.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sales of the Shares, but we will bear certain of the expenses. See "Plan of Distribution."


                           FORWARD-LOOKING STATEMENTS

In this prospectus we made certain forward-looking statements with respect to the financial condition, results of operations and business of the Corporation. These statements may be made directly in this document or may be "incorporated by reference" to other documents. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions.

We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Among the factors that may cause our actual results to differ from those expressed or implied in the forward-looking statements are the following:

o General economic or business conditions may be less favorable than expected, resulting in, among other things, a reduced demand for asset management or other financial services, a resulting decrease in the assets under management and a corresponding decrease in fees.

o Competitive pressures in the investment or asset management, corporate fiduciary or private banking industries may increase significantly.

o Legislative or regulatory changes may adversely affect the business in which we are engaged.

o Necessary technological changes (including changes to address "Year 2000" data systems issues) may be more difficult or expensive to implement than anticipated.


                            VALIDITY OF COMMON SHARES

The validity of the Shares being offered hereby has been passed upon for the Corporation by our General Counsel, Richard B. Gross, Esq. Mr. Gross beneficially owns less than 1% of the outstanding Common Shares of the Corporation.


                                     EXPERTS

The consolidated balance sheets of the Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, included in the Corporation's 1997 Annual Report on Form 10-K are incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.), independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the Selling Shareholders:


    Registration Statement Filing Fee .......................... $ 4,700
    Legal Fees and Expenses ....................................  10,000
    Accounting Fees and Expenses ...............................  10,000
    Printing Costs .............................................     N/A
    Miscellaneous Fees and Expenses ............................       0
    Total ...................................................... $24,700
                                                                 -------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article V of the By-Laws of the Registrant provides as follows:

     "The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether or not by or in the right of the Corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that such person, his testator or intestate, is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (a) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (b) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Corporation has consented to such settlement or other disposition and (c) the Corporation shall not be obligated to indemnify any person by reason of the adoption of this
     Article V if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Article V.

     Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the Corporation in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of the person seeking indemnification to repay such amount to the Corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

     Notwithstanding any other provision hereof, no repeal of this Article V, or amendment hereof or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

     The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the Corporation's failure to do so shall not in any manner affect or limit the rights provided for by this Article V or otherwise.

     For purposes of this Article V, the term 'Corporation' shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions. For purposes of this Article V, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

     The rights granted pursuant to or provided by the foregoing provisions of this Article V shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any person may otherwise be entitled under any statute, rule, regulation, certificate of incorporation, bylaw, agreement or otherwise."

The Registrant, as a New York corporation, is subject to the New York Business Law (the "B.C.L."). Section 721 of the B.C.L. provides that no indemnification may be made to or on behalf of any director or officer of a corporation if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Article V of the Registrant's By-Laws includes the foregoing statutory language.

The rights granted under Article V of the By-Laws are in addition to, and are not exclusive of, any other rights to indemnification and expense to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to their actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such action or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage to which they were not legally entitled (B.C.L. Section 726). The Registrant has purchased insurance covering expenditures by it and its subsidiaries which might arise in connection with the lawful indemnification of directors and officers for certain liabilities and expenses, and insurance insuring directors and officers of the Registrant and its subsidiaries against certain other liabilities and expenses.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT NO.                         DESCRIPTION
----------                          ----------

   4.1 Rights Agreement, dated as of September 1, 1995, between the Corporation and First Chicago Trust Company of New York, as Rights Agent. (Incorporated by reference to Exhibit 1 to the Corporation's Registration Statement on Form 8-A filed on September 5, 1995 for the registration under Section 12(g) of the Securities Exchange Act of 1934 of Rights to Purchase the Corporation's Series A Participating Cumulative Preferred Shares (the "8-A").)

   4.2 Specimen certificate representing Rights to Purchase the Corporation's Series A Participating Cumulative Preferred Shares. (Incorporated by reference to Exhibit A to Exhibit 1 to the 8-A, filed on September 5, 1995.)

   5           Opinion of Richard B. Gross, Esq.

   23.1        Consent  of  PricewaterhouseCoopers   LLP.  (formerly  Coopers  &
               Lybrand L.L.P.)

   23.2        Consent of Richard B. Gross, Esq. (Included in Exhibit 5.)

   24 Powers of Attorney. (Included in the signature pages of this Registration Statement.)

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "SECURITIES ACT");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "SECURITIES EXCHANGE ACT") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise (other than pursuant to insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than insurance payments) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 10, 1999.

                                             U.S. TRUST CORPORATION


                                             By:  /s/ Richard E. Brinkmann
                                                --------------------------------
                                                Richard E. Brinkmann
                                                Comptroller and Chief Planning
                                                Officer


                               POWERS OF ATTORNEY

The undersigned do hereby make, constitute and appoint H. Marshall Schwarz, Jeffrey S. Maurer and Richard E. Brinkmann, and each of them acting individually, his true and lawful attorneys-in-fact with full power to act without the other, to execute, deliver and file, for and on his behalf, and in his name and in his capacity as aforesaid, a Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement for filing with the Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and any other documents in support thereof, with respect to the Common Shares of the Corporation, hereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever as said attorney-in-fact or attorneys-in-fact may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in the capacity or capacities as aforesaid, hereby ratifying and confirming all acts and things which said attorney or attorneys may do or cause to be done by virtue of these presents.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.


           SIGNATURE                                    TITLE
           ---------                                  --------

 /s/ H. Marshall Schwarz
-------------------------------             Chairman of the Board and Director
      H. Marshall Schwarz                      (Principal Executive Officer)



 /s/ John L. Kirby
-------------------------------           Treasurer and Chief Financial Officer
       John L. Kirby



/s/  Richard E. Brinkmann
-------------------------------           Comptroller and Chief Planning Officer
     Richard E. Brinkmann

           SIGNATURE                                    TITLE
           ---------                                  --------

/s/ Eleanor Baum
-------------------------------                        Director
    Eleanor Baum


/s/ Samuel C. Butler
-------------------------------                        Director
    Samuel C. Butler


/s/ Peter O. Crisp
-------------------------------                        Director
    Peter O. Crisp


/s/ Philippe de Montebello
-------------------------------                        Director
    Philippe de Montebello


/s/ Robert E. Denham
-------------------------------                        Director
    Robert E. Denham


/s/ Antonia M. Grumbach
-------------------------------                        Director
    Antonia M. Grumbach


/s/ Frederic C. Hamilton
-------------------------------                        Director
    Frederic C. Hamilton


/s/ Peter L. Malkin
-------------------------------                        Director
    Peter L. Malkin


/s/ Jeffrey S. Maurer
-------------------------------           President, Chief Operating Officer
    Jeffrey S. Maurer                                and Director


/s/ David A. Olsen
-------------------------------                        Director
    David A. Olsen

           SIGNATURE                                    TITLE
           ---------                                  --------

/s/ Carl H. Pforzheimer, III
-------------------------------                        Director
    Carl H. Pforzheimer, III


/s/ Maribeth S. Rahe
-------------------------------                Vice Chairman of the Board
    Maribeth S. Rahe                                 and Director


/s/ Philip L. Smith
-------------------------------                        Director
    Philip L. Smith



-------------------------------                        Director
    John Hoyt Stookey


/s/ Frederick B. Taylor
-------------------------------           Vice Chairman of the Board, Chief
    Frederick B. Taylor                    Investment Officer and Director


/s/ Robert N. Wilson
-------------------------------                        Director
    Robert N. Wilson


/s/ Ruth A. Wooden
-------------------------------                        Director
    Ruth A. Wooden



Dated:  February 10, 1999

                                          EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION                                          LOCATION
-----------                        -----------                                          --------

4.1            Rights Agreement, dated as of September 1, 1995,    Incorporated by reference to Exhibit 1 to the
               between the Corporation and First Chicago Trust     Corporation's Registration Statement on
               Company of New York, as Rights Agent.               Form 8-A filed on September 5, 1995 for the
                                                                   registration under Section 12(g) of the Securities
                                                                   Exchange Act of 1934 of Rights to Purchase the
                                                                   Corporation's Series A Participating Cumulative
                                                                   Preferred Shares.

4.2            Form of Right Certificate.                          Incorporated by reference to Exhibit A to Exhibit
                                                                   1 to the Corporation's Registration Statement on
                                                                   Form 8-A filed on September 5, 1995 for the
                                                                   registration under Section 12(g) of the Securities
                                                                   Exchange Act of 1934 of Right to Purchase the
                                                                   Corporation's Series A Participating Cumulative
                                                                   Preferred Shares.

5              Opinion of Richard B. Gross, Esq.                   Filed herewith.

23.1           Consent of PricewaterhouseCoopers LLP               Filed herewith.
                (formerly Coopers and Lybrand L.L.P.).

23.2           Consent of Richard B. Gross, Esq.                   Included in Exhibit 5.

24             Powers of Attorney.                                 Included in signature pages of this Registration
                                                                   Statement.